Loan No. 55-9506016
                                 MORTGAGE NOTE



$3,300,000.00                                                     July 14, 1995


                  FOR VALUE RECEIVED, BEDFORD GREEN FUND XXI, L.P., a Texas limited partnership having its principal office at 13760 Noel Road, Suite 700, Dallas, Texas 75240 ("Maker") promises to pay to the order of FLEET REAL ESTATE
                       -----
CAPITAL,  INC., a Rhode Island corporation,  or its assigns ("Payee") having its
                                                              -----
principal office at 4275 Executive Square, Suite 200, La Jolla, California 92037, the Principal Amount (as defined below), together with interest from the date hereof at the Interest Rate (as defined below). Interest accruing hereunder shall be calculated on the basis of a 360-day year of twelve 30-day months.

                  WHEN USED HEREIN, the following capitalized terms shall have the following meanings:

                  "Commencement Date" shall be September 1, 1995.
                   -----------------

                  "Closing Date" shall be July 19, 1995.
                   ------------

                  "Default  Rate" shall be the  Interest  Rate plus five percent
                   -------------
(5%) per annum.

                  "Interest Rate" shall be eight and forty-eight one hundredths
                   -------------
percent (8.48%) per annum.

                  "Lockout  Period"  shall be the  period  from  July  19,  1995
                   ---------------
through August 1, 1999.

                  "Maturity Date" shall be July 14, 2002.
                   -------------

                  "Monthly  Amount"  shall  be the sum of  Twenty-Five  Thousand
                   ---------------
Three Hundred Twenty-Seven and 38/100 Dollars ($25,327.38).

                  "Payment  Date" shall be the first  business day of each month
                   -------------
commencing on the first business day of the second full month after the closing date and continuing to and including the Maturity Date.

                  "Principal  Amount"  shall be  Three  Million  Three  Hundred
                   -----------------
Thousand and No/100  United  States Dollars.

                  The Principal Amount and interest thereon shall be due and payable in lawful money of the United States as follows:
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                                                             Loan No. 55-9506016


                           (a) On the date hereof, all accrued and unpaid interest on the unpaid balance through the end of the month in which the Closing Date occurs shall be due and payable. Thereafter, commencing on the Commencement Date, eighty-three
                  (83) equal monthly installments of principal and interest at the Monthly Amount each shall be due and payable. Each installment of principal and interest shall be applied first to interest and the remainder thereof to reduction of principal. Each monthly installment shall be due on each Payment Date. In addition, all amounts advanced by Payee pursuant to applicable provisions of the Security Documents (as hereinafter defined), together with any interest at the Default Rate or other charges as therein provided, shall be immediately due and payable hereunder. In the event any such advance is not so repaid by Maker, Payee may, at its option, first apply any payments received hereunder to repay said advances together with any interest thereon or other charges as provided in the Security Documents, and the balance, if any, shall be applied in payment of any installment then due. The entire remaining unpaid balance of principal of this Note, all interest accrued thereon and all other sums payable hereunder or under the Security Documents shall be due and payable in full on the Maturity Date.

                           (b) Amounts due on this Note shall be payable, without any counterclaim, setoff or deduction whatsoever, at the office of Payee or its agent or designee at the address set forth in Exhibit 1 or at such other place as Payee or its agent or designee may from time to time designate in writing.

                           (c) This Note is  secured  by an  Open-End  Mortgage,
                  Deed of Trust, Security Agreement and Assignment of Rents and Leases of even date herewith (the "Mortgage") from Maker to
                                                       --------
                  Payee and by an Assignment of Rents and Leases of even date herewith (the "Assignment") from Maker to Payee. The Mortgage,
                                 ----------
                  the Assignment and any other instrument given at any time to secure this Note are hereinafter collectively called the "Security Documents."
                   -------- ---------

                           (d) This Note may not be prepaid  prior to the end of
                  the Lockout Period, except as set forth herein. Any prepayment of this Note, in whole or in part, prior to the end of the Lockout Period, except as permitted herein, shall constitute an "Event of Default" under the Mortgage. Maker has the right to prepay the principal of this Note in full or in part on any Payment Date after the end of the Lockout Period, upon sixty days' prior written notice and payment, together with the portion of the principal to be prepaid, of a prepayment premium in an amount calculated as specified in Appendix 1. The calculation of the prepayment premium shall be made by Payee and shall, absent manifest error, be conclusive. In the event this Note is prepaid from the proceeds of insurance or condemnation awards in accordance with Sections 10, 11 and 12 of the Mortgage either prior to or after the end of the
                  Lockout  Period,   a  prepayment   premium  shall  be  payable
                  calculated as specified in Appendix 1. Notwithstanding the foregoing, this Note may be prepaid without a prepayment premium during the one hundred eighty (180) day period prior
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                                                             Loan No. 55-9506016


                  to the Maturity Date. Upon acceleration of this Note in accordance with its terms and the terms of the Security Documents, Maker agrees to pay the prepayment premium described above in the amount that would be due if a voluntary payment were made on the date of such acceleration. A tender of payment of the amount necessary to pay and satisfy the entire unpaid principal balance of this Note or any portion thereof at any time after an Event of Default under the Mortgage or an acceleration by Payee of the indebtedness evidenced hereby, whether such payment is tendered voluntarily, during or after foreclosure of the Mortgage, or pursuant to realization upon other security, shall constitute a purposeful evasion of the prepayment terms of this Note, shall be deemed to be a voluntary prepayment hereof, and Maker shall be required to pay the prepayment premium as described above. Partial prepayments of principal shall not change the Payment Dates or amounts of subsequent monthly installments, unless Payee shall otherwise agree in writing. Notwithstanding the foregoing, nothing in this paragraph (d) shall vary or negate the provisions of Section 18(c) of the Mortgage.

                           (e)  If  Maker   defaults   in  the  payment  of  any
                  installment of principal and interest on the date on which it shall fall due or in the performance of any of the agreements, conditions, covenants, provisions or stipulations contained in this Note or in the Security Documents, and if such default shall continue beyond any grace period provided for in the Mortgage so as to constitute an Event of Default thereunder, then Payee, at its option and without further notice to Maker, may declare immediately due and payable the entire unpaid principal balance of this Note, together with interest thereon at an annual rate after the date of such default equal to the Default Rate, together with all sums due by Maker under the
                  Security  Documents,   anything  herein  or  in  the  Security
                  Documents to the contrary notwithstanding. The foregoing provision shall not be construed as a waiver by Payee of its right to pursue any other remedies available to it under the Mortgage, this Note or any other Security Document, nor shall it be construed to limit in any way the application of the Default Rate. Any payment hereunder may be enforced and recovered in whole or in part at such time by one or more of the remedies provided to Payee in this Note or in the Security Documents. In the event that: (i) this Note or any Security Document is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; (ii) an attorney is retained to represent Payee in
                  any  bankruptcy,   reorganization,   receivership,   or  other
                  proceedings affecting creditors' rights and involving a claim under this Note or any Security Document; (iii) an attorney is retained to protect or enforce the lien of the Mortgage or any
                  Security  Document;   or  (iv)  an  attorney  is  retained  to
                  represent  Payee  in  any  other  proceedings   whatsoever  in
                  connection with this Note, the Mortgage, any of the Security Documents or any portion of the Mortgaged Property (as defined in the Mortgage), then Maker shall pay to Payee all reasonable attorney's fees, costs and expenses incurred in connection
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                                                             Loan No. 55-9506016


                  therewith, including costs of appeal, together with interest on any judgment obtained by Payee at the Default Rate.

                           (f) If Maker  defaults  in the payment of any monthly
                  installment on the Payment Date, and such default is not cured within five days thereafter, then Maker shall pay to Payee a late payment charge in an amount equal to six percent (6%) of the amount of the installment not paid as aforesaid. An additional late charge equal to six percent (6%) of the monthly payment due will be charged for each successive month the payment remains outstanding. Said late charge payments, if payable, shall be secured by the Mortgage and the other Security Documents, shall be payable without notice or demand by Payee, and are independent of and have no effect upon the rights of Payee under paragraph (e) above.

                           (g) Maker and all endorsers,  sureties and guarantors
                  hereby jointly and severally waive all applicable exemption rights, valuation and appraisement, presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other
                  notices  in   connection   with  the   delivery,   acceptance,
                  performance, default or enforcement of the payment of this Note. Maker and all endorsers, sureties and guarantors consent to any and all extensions of time, renewals, waivers or modifications that may be granted by Payee with respect to the payment or other provisions of this Note and to the release of the collateral or any part thereof, with or without substitution, and agree that additional makers, endorsers, guarantors or sureties may become parties hereto without notice to them or affecting their liability hereunder.

                           (h) Payee shall not be deemed, by any act of omission
                  or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Payee, and then only to the extent specifically set forth in writing. A waiver of one event shall not be construed as continuing or as a bar to or waiver of any right or remedy to a subsequent event.

                           (i) This Note shall be governed by and  construed  in
                  accordance with the laws of the State in which the Mortgaged Property is located (the "State").
                                            -----

                           (j) The parties  hereto  intend and believe that each
                  provision in this Note comports with all applicable law. However, if any provision in this Note is found by a court of law to be in violation of any applicable law, and if such court should declare such provision of this Note to be unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such provision shall be given full force and effect to the fullest possible extent that is legal, valid and enforceable, that the remainder of this Note shall be construed as if such unlawful, void or unenforceable provision were not contained therein, and that the rights, obligations and interest of Maker and the holder
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                                                             Loan No. 55-9506016


                  hereof under the remainder of this Note shall continue in full force and effect; provided, however, that if any provision of
                                    --------   -------
                  this Note which is found to be in violation of any applicable law concerns the imposition of interest hereunder, the rights, obligations and interests of Maker and Payee with respect to the imposition of interest hereunder shall be governed and controlled by the provisions of the following paragraph.

                           (k) It being  the  intention  of Payee  and  Maker to
                  comply with the laws of the State with regard to the rate of interest charged hereunder, it is agreed that, notwithstanding any provision to the contrary in this Note, the Mortgage, or any of the other Security Documents, no such provision, including without limitation any provision of this Note providing for the payment of interest or other charges, shall require the payment or permit the collection of any amount ("Excess Interest") in excess of the maximum amount of
                    ------  --------
                  interest permitted by law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the indebtedness evidenced by this Note. If any Excess Interest is provided for, or is adjudicated to be provided for, in this Note, the Mortgage, or any of the other Security Documents, then in such event:

                                    (i)  the provisions of this paragraph shall
                                         govern;

                                    (ii) Maker  shall not  be  obligated to pay
                                         any Excess Interest;

                                    (iii) any  Excess  Interest  that  Payee may
                           have received hereunder shall, at the option of Payee, be (x) applied as a credit against the unpaid principal balance then due under this Note, accrued and unpaid interest thereon not to exceed the maximum amount permitted by law, or both, (y) refunded to the payor thereof or (z) any combination of the foregoing;

                                    (iv) the  applicable  interest rate or rates
                           provided for herein shall be automatically subject to reduction to the maximum lawful rate allowed to be contracted for in writing under the applicable usury laws of the aforesaid State, and this Note, the Mortgage and the other Security Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in such interest rate or rates; and

                                    (v)  Maker  shall  not  have any  action  or
                           remedy against Payee for any damages whatsoever or any defense to enforcement of this Note, Mortgage or any other Security Document arising out of the payment or collection of any Excess Interest.

                           (l)  Upon  any  endorsement,   assignment,  or  other
                  transfer of this Note by Payee or by operation of law, the term "Payee," as used herein, shall mean such endorsee, assignee, or other transferee or successor to Payee then becoming the holder of this Note. This Note shall inure to the
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                                                             Loan No. 55-9506016


                  benefit of Payee and its successors and assigns and shall be binding upon the undersigned and its successors and assigns. The term "Maker" as used herein shall include the respective successors and assigns, legal and personal representatives, executors, administrators, devisees, legatees and heirs of Maker.

                           (m) Any notice,  demand or other  communication which
                  any party may desire or may be required to give to any other party shall be in writing and shall be given as provided in the Mortgage.

                           (n) To the extent that Maker makes a payment or Payee
                  receives any payment or proceeds for Maker's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the obligations of Maker hereunder intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Payee.

                           (o) Maker shall execute and  acknowledge (or cause to
                  be executed and acknowledged) and deliver to Payee all documents, and take all actions, reasonably required by Payee from time to time to confirm the rights created or now or hereafter intended to be created under this Note and the Security Documents, to protect and further the validity, priority and enforceability of this Note and the Security Documents, to subject to the Security Documents any property of Maker intended by the terms of any one or more of the Security Documents to be encumbered by the Security Documents, or otherwise carry out the purposes of the Security Documents and the transactions contemplated thereunder; provided, however, that no such further actions, assurances and confirmations shall increase Maker's obligations under this Note.

                           (p) No modification, amendment, extension, discharge,
                  termination or waiver (a  "Modification")  of any provision of
                                             ------------
                  this Note, or any one or more of the other Security Documents, nor consent to any departure by Maker therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on, Maker shall entitle Maker to any other or future notice or demand in the same, similar or other circumstances. Payee does not hereby agree to, nor does Payee hereby commit itself to, enter into any Modification.

                           (q) Maker hereby expressly and unconditionally waives, in connection with any suit, action or proceeding brought by Payee on this Note, any and every right it may have to (a) a trial by jury, (b) interpose any counterclaim therein (other than a counterclaim which can only be asserted in the suit, action or proceeding brought by Payee on this Note and

                                                             Loan No. 55-9506016


                  cannot be maintained in a separate action) and (c) have the same consolidated with any other or separate suit, action or proceeding.

                           (r) Notwithstanding any provision to the contrary in the Mortgage or this Note, Payee shall not have any recourse to any asset of Maker or its partners other than the Mortgaged Property in order to satisfy the indebtedness for payment of the principal and interest evidenced by this Note, and Payee's sole recourse for satisfaction of the payment of principal and interest evidenced by this Note shall be to exercise its rights against the Mortgaged Property encumbered by the Mortgage and the other collateral securing this Note. The foregoing sentence shall not be deemed or construed to be a release of the indebtedness evidenced by this Note or in any way impair, limit or otherwise affect the lien of the Mortgage or any such other instrument securing repayment of this Note or prevent Payee from naming Maker, its partners, or their successors or assigns as a defendant to any action to enforce any remedy for default or prevent Payee from exercising any assignments of rents and leases or obtaining the appointment of a receiver so long as there is no personal or deficiency money judgment sought or entered against Maker, its partners, or their successors or assigns for payment of principal and interest evidenced by this Note. Notwithstanding the foregoing provisions of this paragraph, it is expressly understood and agreed that the aforesaid limitation of liability shall no way affect or apply to Maker's or its partners' continued personal liability for the payment to Payee of:

                           (i) any loss or damage occurring by reason of all or any part of the Mortgaged Property being encumbered by a voluntary lien (other than the Mortgage) granted by Maker;

                           (ii) any Rents (as defined in the Mortgage), issues, profits and/or income collected by Maker in excess of normal and verifiable operating expenses from the Mortgaged Property after default by Maker hereunder, under the Mortgage or under any other instrument securing or referring to this Note;

                           (iii) unrefunded security deposits made by tenants of the Mortgaged Property;

                           (iv) payment of Taxes, as defined in Section 5 of the Mortgage, and insurance premiums, payment of which is required to be made by Maker under the Mortgage;

                           (v) Rents,  security  deposits with respect to leases
                           of  the  Mortgaged   Property,   insurance  proceeds,
                           condemnation   awards  and  any  other   payments  or
                           consideration which Maker receives and to which Payee
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                                                             Loan No. 55-9506016


                           is entitled pursuant to the terms of the Mortgage or of any other Security Document;

                           (vi) damage to the Mortgaged Property from waste committed or permitted by Maker;

                           (vii) loss  or  damage   occurring  by reason of the
                           failure  of Maker to comply  with any
                           of the provisions of Section 35 of the Mortgage;

                           (viii)  any loss or  claim  incurred  by or  asserted
                           against Payee as a result of fraud or misrepresentation by Maker or any of the partners thereof with respect to any certification, representation or warranty made by Maker or such other persons to Payee herein or in any of the Security Documents;

                           (ix) all indebtedness and obligations arising under or pursuant to that certain Environmental Indemnity dated of even date herewith executed by Maker, the general partner of Maker and McNeil Real Estate Fund XXI, L.P. for the benefit of Payee; and

                           (x) reasonable attorney's fees incurred by Payee in connection with suit filed on account of any of the foregoing clauses (i) through (ix).

                  IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered as of the day and year first above written.

                      BEDFORD GREEN FUND XXI, L.P., a Texas limited partnership

                      By: Bedford Green Fund XXI Corp., a Delaware corporation, General Partner


                      By:
                            --------------------------------------------
                      Name:
                            --------------------------------------------
                      Title:
                            --------------------------------------------

                                                             Loan No. 55-9506016





                                   APPENDIX 1
                                   ----------

                       Calculation of Prepayment Premium
                       ---------------------------------


                  The prepayment premium shall be equal to the greater of (A) one percent (1%) of the portion of the principal amount of this Note being repaid or (B) the product of (i) a fraction whose numerator is an amount equal to the portion of the principal balance of this Note being prepaid and whose denominator is the entire outstanding principal balance of this Note on the date of such prepayment (after subtracting the amount of any scheduled principal payment due on such Payment Date), multiplied by (ii) an amount equal to the remainder obtained by subtracting (x) an amount equal to the entire outstanding principal balance of this Note as of the date of such prepayment (after subtracting the amount of any scheduled principal payment due on such Payment
Date) from (y) the present value as of the date of such prepayment of the remaining scheduled payments of principal and interest on this Note (including any final installment of principal payable on the Maturity Date) determined by discounting such payments at the Discount Rate (as hereinafter defined).

For purposes of this Note:

         (x)      "Discount  Rate" shall mean the rate which,  when compounded
                   --------------
                  monthly,  is equivalent to the Treasury Rate (defined below);
                  and

         (y)      "Treasury Rate" shall mean the yield  calculated by the linear
                   -------------
                  interpolation of the yield, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant prepayment of this Note, of U.S. Treasury constant maturities with a maturity date (one longer and one shorter) most nearly approximating the Maturity Date of this Note. In the event Release H.15 is no longer published, the Payee shall select a comparable publication to determine the Treasury Rate.

                                                             Loan No. 55-9506016


                                   EXHIBIT 1
                                   ---------


                  Amounts due on this note shall be payable to Fleet Real Estate Capital, Inc. at the following address:

                  Fleet Real Estate Capital, Inc.
                  4275 Executive Square
                  Suite 200
                  La Jolla, CA 92037
                  Loan No.:  55-9506016